Exhibit 1

[Stamps]

Judiciary Branch of the State of Rio de Janeiro

Fernando Viana

Law Judge of the 7th Lower Business Court

MINUTES OF SPECIAL HEARING

Proceedings: 020376511.2016.8.19.0001

Action: Judicial Reorganization.

On the tenth (10th) day of April of 2017, at 3:00 p.m., at this Court’s Office, a Special Hearing was opened with the purpose of discussing and deciding on the matter concerning the replacement of the financial Legal Trustee, before the honorable Law Judge FERNANDO CESAR FERREIRA VIANA, and the Public Prosecutor MÁRCIO SOUZA GUIMARÃES, with the presence of the Legal Trustee (the law firm Escritório de Advocacia Arnoldo Wald), represented by its lawyers Arnoldo Wald Filho, Brazilian Bar Association/São Paulo Chapter (OAB/SP) No. 111.491 via videoconference, Samantha Mendes Longo, Brazilian Bar Association/Rio de Janeiro Chapter (OAB/RJ) No. 104.119, and Alberto Camiña Moreira, OAB/SP No. 347.142. Beginning the hearing, the Judge preliminarily explained the situation to be faced. Thus, the honorable Judge said that: “ANATEL, on pages 90.997/91.002, indicated four companies so that one of them would act in this reorganization process as legal trustee: 1) Alvarez e Marsal Consultoria Empresarial Ltda; 2) Consorcio BDOPRO; 3) Deloitte Touche Tohmatsu Consultores Ltda; and 4) PricewaterHouseCoopers Assessoria Empresarial Ltda. The Judge appointed PricewaterHouseCoopers Assessoria Empresarial Ltda., which has been recently removed from the position due to a grounded court decision, on which occasion the company BDO was designated to replace it.  Soon after that, BDO justifiably declined its appointment. Two other companies indicated by ANATEL remained, which in theory could act in the proceedings: Alvarez e Marsal Consultoria Empresarial Ltda and Deloitte Touche Tohmatsu Consultores Ltda. However, both of them have already been removed by this Judge of the 7th Lower Business Court, in other judicial reorganizations in which they acted as Legal Trustees.  Lacking the indispensable element of trust by the Judge in the mentioned companies, there is no way to appoint them for this reorganization.  The list presented by the Regulatory Agency is therefore exhausted, since, as said, the first company appointed was replaced, the second declined the position, and the last two companies are incapable of assuming the múnus” The floor was offered to the Public Prosecutor Office, which said that: “In view of the refusal by BDO Consultores due to its impediment, as it had already been retained by the company under reorganization to act as independent auditor, under the terms of Law 6,404/76 and the CVM rules, it seems to the Public Prosecutor Office that some issues should be considered on the appointment of a substitute to the former PWC Legal Trustee (financial Legal Trustee). It is certain that article 21 of Law 11,101/05 does not establish which will be the form of appointment of the legal trustee, and this provision only lists the direction that the judge should observe.  The judicial reorganization of OI, as already reiterated sometimes, is exceptional not only for its financial volume but also for the complexity of the matters involved in the performance of the corporate activity of the company under reorganization.  For such reason, this Court, with the approval of Parquet, decided to launch a kind of public call to those interested in occupying the position of Legal Trustee, with the direct participation of ANATEL, a telephony public service regulatory agency. And thus, having reached the final list, two of them were appointed as Legal Trustees who, in spite of performing solely the duty of Legal Trustee, were denominated, in practice, Legal Trustee and Financial Legal Trustee. With the replacement of PWC (financial Legal Trustee) by BDO Consultores, the designated list of possible Legal Trustees was respected, as it should.  However, with the latter company’s refusal to exercise such múnus, it was verified that the candidates to the position of Legal Trustee remaining on such list do not have the trust of such Court.  During the development of the case in caption, the Public Prosecutor Office verified that, due to the Court’s extreme skillfulness and seriousness, coupled with the already known efficient and excellent work conducted by the Legal Trustee, the “level of litigiousness” has been low and its progress is beyond that expected from a case with almost 200,000 pages, totally digital. Therefore, it seems to Parquet that two alternatives should be considered: 1) to open a new public call for the search of a financial legal trustee; or 2) to inquire the Legal Trustee if it is already in condition to take over the duties developed by the financial Legal Trustee, it being certain that with the list of creditors presented, the remaining activity to be performed is primarily juridical. In both cases, the duty of financial Legal Trustee to be developed by a third party or by the Legal Trustee must be analyzed, with review of the established fees so as to verify the value of fees that should be charged for the service to be performed,

Judiciary Branch of the State of Rio de Janeiro

Fernando Viana

Law Judge of the 7th Lower Business Court

with the Public Prosecutor Office hereby stressing, based on the solid experience of the proceedings, that a considerable reduction must be made”. The floor was offered to the Legal Trustee, who said that he felt extremely honored to receive the proposal made by Mr. Mareio Guimarães, member of the Public Prosecutor Office, who has been acting in these proceedings with the utmost skillfulness, agility and availability. Since July 2016, the Office has been acting with the firm purpose of observing the assumed commitment to help the Court in the best possible manner. He believes that he has all the conditions necessary to assume alone the position of Legal Trustee, and hereby requests the Court authorization to engage third parties specialized in the financial and accounting area to help him. Having said that, the Court ruled as follows: “The appointment of the Legal Trustee is an act exclusively attributable to the Judicial Reorganization Judge.  However, due to the relevance, magnitude and complexity of this reorganization process, this judge relied on the principle of transparence and publicity for the election of the Legal Trustee, and to that end, a public call procedure was adopted with the direct participation of the federal regulatory agency - ANATEL - to make possible for any creditable interested party to qualify for such appointment, in the manner indicated above by the Public Prosecutor Office.  It happens that, as already reported in the beginning of this hearing, the list presented by the Regulatory Agency has been exhausted to the extent that the first designee (PWC) was replaced, the second designee (BDO) declined the duty, and the last two designees (Alvarez e Marsal Consultoria Empresarial and Deloittee Touche Consultores Ltda) are unable to assume the múnus. The Public Prosecutor Office, with its known eloquence and lucidity, asserted that the function of the financial Legal Trustee must be examined, with submission of a work schedule as provided for in the beginning of the proceedings so as to verify the value of the fees for the service to be performed.  Well then. This Court must forthwith stress that the current Legal Trustee has been performing an excellent work, as already expressed on other occasions, and this depositary is of necessary trust of the Court. It seems to me that the proposal to concentrate the entire work of the judicial administration on the Legal Trustee will bring, especially at this time of the proceedings, a benefit to its development, because as the firm Wald is already acquainted with the tools and procedures used to obtain information from the Companies under Reorganization and from the creditors, in addition to having already assembled the entire structure

Judiciary Branch of the State of Rio de Janeiro

Fernando Viana

Law Judge of the 7th Lower Business Court

suitable to the exercise of the duty, there will be no loss of time that would certainly occur with the entry of a new company, which would have to understand the whole process, become familiar with the various characters involved and with all procedures adopted to, then, start the works. Moreover, considering that the term for submission of the list of creditors was in course, this time saving will be of the utmost procedural relevance and will respect the principle of celerity. As a result of the same principle and seeking not to delay the proceedings even further, this Court feels that a new procedure with ANATEL is unnecessary, even because it has already collaborated with the Court when he suggested names.  Therefore, I designate the firm Escritório de Advocacia Arnoldo Wald to fully take over the judicial administration, authorizing it to retain, under the terms of article 22, I, h, of the Reorganization Law, any individuals or legal entities to help it in financial and accounting matters.  As a result of this concentration and considering that the financial and accounting work, after the list of creditors is completed, will be reduced, as properly outlined by the MP, but, on the other hand, some functions that the financial Legal Trust performed remain unchanged, such as service to creditors, IT and communications structure, supervision of proceedings in course outside the country, preparation of the General Creditors’ Meeting (AGC) and review of the reorganization plan, I determine that a 30% reduction be applied on the balance of the remuneration to which the financial Legal Trustee was entitled, which will entail evident economic benefits to the Companies under Reorganization and to the creditors.  I authorize the Legal Trustee to present the work schedule in 5 days, should it understand that the reduction determined herein will render the work unfeasible.  I determine, further, that the Legal Trustee: i) immediately signs the instrument of rectification and ratification of the commitment assumed on pages 91.256 and 98.404; ii) assumes the burden of payment of the subcontractors’ remuneration.  Finally, I determine that the Companies under Reorganization make the payments of the next installments which were due to the financial Legal Trustee, with the 30% reduction on the value of each of them, to EAAW. Nothing else, the hearing was adjourned at 4:40 p.m. I, Jose Francisco Pinto Quintanilha, Judiciary Analyst, record 01/19372, typed and subscribe it.

Judiciary Branch of the State of Rio de Janeiro

Fernando Viana

Law Judge of the 7th Lower Business Court

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Fernando Viana

Judiciary Branch of the State of Rio de Janeiro

Fernando Viana

Law Judge of the 7th Lower Business Court

Law Judge

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Márcio Guimaraes

Public Prosecutor

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Legal Trustee

Escritório de Advocacia Arnoldo Wald

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